POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that
the undersigned, James M. Follo,
hereby constitutes and appoints
each of Diane Brayton, Tara Hereich
and Judy W. Tieh, and each of them
acting individually, his true and lawful
attorneys-in-fact and agents to:

1. execute for and on behalf of the
undersigned Forms 3, 4 and 5 relating to the
Class A Common Stock of The New York
Times Company (the "Company"), in
accordance with Section 16(a) of the
Securities Exchange Act of 1934 (the
"Exchange Act") and the rules thereunder;

2. do and perform any and all acts for and on
behalf of the undersigned which may be
necessary or desirable to complete the
execution of any such Form 3, 4 or 5 and the
timely filing of such form with the SEC
and any other authority, including the New
York Stock Exchange; and

3. take any other action of any type
whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-
fact, may be of benefit to, in the
best interest of, or legally required by,
the undersigned, it being understood that
the documents executed by such attorney-in-
fact on behalf of the undersigned
pursuant to this Power of Attorney shall be
in such form and shall contain such terms
and conditions as such attorney-in-fact
may approve in his or her discretion.

The undersigned hereby grants to each such
attorney-in-fact full power and
authority to do and perform all and every act
and thing whatsoever requisite, necessary and
proper to be done in the exercise of any of
the rights and powers herein granted, as fully
to all intents and purposes as such attorney-
in-fact might or could do if
personally present, with full power of
substitution or revocation, hereby ratifying
and confirming that such attorney-in-fact,
or his or her substitute or substitutes,
shall lawfully do or cause to be
done by virtue of this power of attorney and
the rights and powers herein granted.  The
undersigned acknowledges that the
foregoing attorneys-in-fact, in
serving in such capacity at the request of the
undersigned, are not assuming any of the
undersigned's responsibilities to comply
with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full
force and effect until the undersigned is no
longer required to file Forms 3, 4, and 5 with
respect to the undersigned's holdings of and
transactions in securities issued by the
Company, unless earlier revoked by the
undersigned in a signed writing delivered to
the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned
caused this Power of Attorney to be
executed as of this 21 day of February,
2017.

/s/James M. Follo
James M. Follo